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                                                                   EXHIBIT 10.12


                                WAIVER AGREEMENT

         This Waiver Agreement (this "Agreement") dated as of December 31, 1995 by and between Centex Real Estate Corporation ("CREC") and 3333 Development Corporation ("3333 Development").

         WHEREAS, 3333 Development is the General Partner and CREC is the sole limited partner of Centex Development Company, L.P. ("CDC"). The Amended and Restated Agreement of Limited Partnership of CDC (the "Partnership Agreement") provides, among other things, that CREC is entitled to receive from CDC an amount equal to 9% per annum cumulative preferred return (the "Preferred Return") on the outstanding difference from time to time between $76 million (the value of the properties initially contributed to CDC by CREC and its predecessors in interest) (the "Capital Contribution") and the aggregate cash distributions previously received by CREC with respect thereto, and payments to return the Capital Contribution;

         WHEREAS, the Partnership Agreement provides that all payments by CREC to CDC shall first be applied to payment of the Preferred Return; and

         WHEREAS, CREC has agreed to apply a payment from CDC as a reduction to the Capital Contribution rather than to Preferred Return;

         NOW, THEREFORE, for an in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. The $2,500,000 payment made by CDC to CREC on December 31, 1995 shall be applied to reduce the Capital Contribution by that amount. From and after the effective date of such payment, the calculation of Preferred Return payable by CDC shall reflect such reduction in the Capital Contribution.

         2.      The Partnership Agreement is hereby amended to reflect the
foregoing waiver.   Except as specifically modified hereby, all terms,
provisions and conditions of the Partnership Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto hereby execute and deliver this Agreement as of the date set forth above.

CENTEX REAL ESTATE CORPORATION                3333 DEVELOPMENT CORPORATION


By: /s/ Timothy R. Eller                      By: /s/ J. Stephen Bilheimer
   ------------------------------                ------------------------------
Name: Timothy R. Eller                        Name: J. Stephen Bilheimer
Title:  President                                      Title: President

CENTEX DEVELOPMENT COMPANY, LP

By:  3333 Development Company, General Partner

         By: /s/ J. Stephen Bilheimer
            ------------------------------
         Name: J. Stephen Bilheimer
         Title: President